Exhibit 99.1

Footnotes to Form 3

(1) Advent International, L.P. (f/k/a Advent International Corporation, “Advent”) manages funds that collectively own 42,612,154 shares of common stock of the Issuer, which are represented as follows: (i) 1,556,444 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 1,877,923 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 1,400,175 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 2,186,378 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 5,277,513 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 861,939 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 737,088 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 218,415 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 1,935,256 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 1,799,578 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 1,768,484 shares of common stock held by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 3,650,861 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 820,916 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 1,392,365 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 746,493 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 754,061 shares of common stock held by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 61,579 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 358,663 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 76,729 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 47,783 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; (xxi) 630,218 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds”); and (xxii) 14,453,293 shares of common stock held by Noosa Holdco, L.P. (“Noosa LP” and, together with the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, the “Advent Funds”). The amount reported in column 5 includes an aggregate of 2,151,901 shares of common stock of the Issuer that the Advent Funds may be entitled to receive upon the forfeiture of shares of restricted common stock currently held by certain directors and employees of the Issuer pursuant to a pre-set formula set forth in the Second Amended and Restated Agreement of Limited Partnership of Sovos Brands Limited Partnership, as amended.

(2) This filing is being made by the Reporting Person solely as a result of the conversion of Advent International Corporation into Advent International, L.P. Noosa LP is beneficially owned by the following funds: (a) Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership, and Advent International GPE VII-G Limited Partnership (the funds set forth in the foregoing clause (a), the “Advent VII Luxembourg Funds”); (b) Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership (the funds set forth in the foregoing clause (b), the “Advent VII Cayman Funds”); and (c) Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII 2014 Limited Partnership, Advent Partners GPE VII-A 2014 Limited Partnership, Advent Partners GPE VII 2014 Cayman Limited Partnership and Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the funds set forth in the foregoing clause (c), the “Advent VII Partners Funds” and, together with the Advent VII Luxembourg Funds and the Advent VII Cayman Funds, the “Advent VII Funds”). The Advent VII Funds have ownership interests in Noosa LP and its general partner, Noosa GP, Inc., but none of the Advent VII Funds has voting or dispositive power over any shares.

GPE VIII GP S.à.r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à.r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. GPE VII GP S.à.r.l. is the general partner of the Advent VII Luxembourg Funds. GPE VII GP Limited Partnership is the general partner of the Advent VII Cayman Funds. Advent International GPE VII, LLC is the manager of GPE VII GP S.à.r.l. and is the general partner of GPE VII GP Limited Partnership and each of the Advent VII Partners Funds.

Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, and is the manager of Advent International GPE VII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VII Luxembourg Funds, the Advent VII Cayman Funds, the Advent VII Partners Funds and Noosa LP. The Reporting Person is the general partner of Advent.

(3) The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.